Exhibit 4.2

WESTERN ALLIANCE BANCORPORATION

as Issuer

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 7, 2021

TO

SUBORDINATED DEBT INDENTURE

DATED AS OF JUNE 7, 2021

3.00% Fixed to Floating Rate Subordinated Notes due 2031

i

WESTERN ALLIANCE BANCORPORATION

FIRST SUPPLEMENTAL INDENTURE TO

SUBORDINATED DEBT INDENTURE DATED AS OF JUNE 7, 2021

(SUBORDINATED DEBT SECURITIES)

$600,000,000

3.00% Fixed-to-Floating Rate Subordinated Notes Due 2031

FIRST SUPPLEMENTAL INDENTURE, dated as of June 7, 2021 (this “First Supplemental Indenture”), between WESTERN ALLIANCE BANCORPORATION, a Delaware corporation (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture for subordinated debt securities, dated as of June 7, 2021 (the “Base Indenture”, and together with this First Supplemental Indenture, the “Indenture”), providing for the issuance from time to time of series of the Company’s Securities.

WHEREAS, Section 1 of the Base Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Base Indenture.

WHEREAS, Section 901(4) of the Base Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Base Indenture to establish the form or terms of Securities of any series as provided by Sections 201 and 301 of the Base Indenture.

WHEREAS, the Company desires to execute this First Supplemental Indenture pursuant to Section 201 of the Base Indenture to establish the form, and pursuant to Section 301 of the Base Indenture to provide for the issuance, of a series of its subordinated debt securities designated as its 3.00% Fixed-to-Floating Rate Subordinated Notes Due 2031 (the “Notes”), in an initial aggregate principal amount of $600,000,000. The Notes are a series of the Company’s Securities as referred to in Section 301 of the Base Indenture.

WHEREAS, all acts and requirements necessary to make this First Supplemental Indenture a legal, valid and binding obligation of the Company have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE

WITNESSETH:

For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

ARTICLE I

APPLICATION OF FIRST SUPPLEMENTAL INDENTURE; DEFINITIONS

Section 1.1. Application of First Supplemental Indenture. Notwithstanding any other provision of this First Supplemental Indenture, all provisions of this First Supplemental Indenture are expressly and solely for the benefit of the Holders of the Notes and any such provisions shall not be deemed to apply to any other Securities issued under the Base Indenture and shall not be deemed to amend, modify or supplement the Base Indenture for any purpose other than with respect to the Notes. This First Supplemental Indenture constitutes an integral part of the Base Indenture. This First Supplemental Indenture supplements and, to the extent inconsistent therewith, replaces the terms of the Base Indenture with respect only to the Notes. Unless otherwise expressly specified, references in this First Supplemental Indenture to specific Article numbers or Section numbers refer to Articles and Sections contained in this First Supplemental Indenture as they amend or supplement the Base Indenture, and not the Base Indenture or any other document.

Section 1.2. Definitions. For purposes of this First Supplemental Indenture, all capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Base Indenture, as amended hereby.

For the benefit of the Holders of the Notes, Section 101 of the Base Indenture shall be amended by adding the following new definitions:

“Bank” means Western Alliance Bank, an Arizona chartered state member bank and wholly-owned banking subsidiary of the Company.

“Base Indenture” has the meaning specified in the recitals hereto.

“Benchmark” means, initially, Three-Month Term SOFR; provided that, if the Calculation Agent determines on or prior to the Reference Time for any floating rate interest period that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement for such floating rate interest period and any subsequent floating rate interest periods.

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (i) the Calculation Agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (ii) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then “Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

1)	Compounded SOFR;

2)

the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

3)	the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; and

4)

the sum of: (a) the alternate rate that has been selected by the Calculation Agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

In the event that a Benchmark Replacement is unable to be determined by us or the Calculation Agent under the foregoing enumerated provisions, or otherwise, the Benchmark Replacement in effect for the applicable period will be the same as the Benchmark in effect for the immediately preceding interest period.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the Calculation Agent as of the Benchmark Replacement Date:

1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the Calculation Agent, giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative, or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

2)

in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

1)

if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking term rate for a tenor of three months based on SOFR is not administratively feasible;

2)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Business Day” means any day which is not a Saturday, a Sunday, a legal holiday in New York, New York or a day on which banking institutions or trust companies located in New York, New York are authorized or obligated by law to close.

“Calculation Agent” means the agent appointed by the Company prior to the commencement of the Floating Rate Period (which may include the Company or any of its affiliates) to act in accordance with Section 4 of Article II of the First Supplemental Indenture.

“Capital Event” means the receipt by the Company of an opinion of independent bank regulatory counsel to the effect that, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any rules, guidelines or policies of an applicable regulatory authority for the Company or the Bank or (b) any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the Notes, the Notes do not constitute, or within 90 days of the date of such opinion will not constitute, Tier 2 capital for purposes of capital adequacy guidelines of the Federal Reserve (or any successor regulatory authority with jurisdiction over bank holding companies), as then in effect and applicable to the Company.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the Calculation Agent in accordance with:

1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

2)

if, and to the extent that, the Calculation Agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the Calculation Agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment and the spread specified above.

“Corresponding Tenor” means (i) with respect to Term SOFR, three months, and (ii) with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding Business Day adjustment) as the applicable tenor for the then-current Benchmark.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York (the “FRBNY”) at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of the Notes or incorporated by reference herein.

“First Supplemental Indenture” has the meaning specified in the preamble hereto.

“Indenture” has the meaning specified in the recitals hereto.

“interest,” when used with respect to the Notes, includes interest accruing on the Notes, interest on deferred interest payments and other unpaid amounts and compounded interest, as applicable and in each case to the extent permitted by applicable law.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined by the Calculation Agent for the Corresponding Tenor by interpolating on a linear basis between: (i) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (ii) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“Investment Company Event” means the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

“ISDA” means the International Swaps and Derivatives Association, Inc. or any successor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Notes” has the meaning specified in the recitals hereto.

“Other Company Obligations” means obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

“Redemption Date” means each date, if any, on which Notes are redeemed pursuant to Article IV, Section 4.1 hereof.

“Reference Time” with respect to any determination of the Benchmark means (i) if the Benchmark is Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions, and (ii) if the Benchmark is not Three-Month Term SOFR, the time determined by the Calculation Agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or the FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or the FRBNY or any successor thereto.

“Senior Indebtedness” means the principal of, and premium, if any, and interest, including interest accruing after the commencement of any bankruptcy proceeding relating to the Company, on, or substantially similar payments the Company makes in respect of the following categories of debt, whether that debt is outstanding at the date of execution of the applicable indenture or thereafter incurred, created or assumed:

1)

indebtedness of the Company evidenced by notes, debentures, or bonds or other securities issued under the provisions of any indenture, fiscal agency agreement, note purchase agreement or other agreement, including any senior debt securities that may be offered;

2)	indebtedness of the Company for money borrowed or represented by purchase-money obligations, as defined below;

3)

all of the Company’s obligations and liabilities, contingent or otherwise, in respect of leases required, in conformity with U.S. generally accepted accounting principles (GAAP), to be accounted for as capitalized lease obligations on the Company’s balance sheet;

4)

all of the Company’s obligations and other liabilities, contingent or otherwise, under any lease or related document, including a purchase agreement, conditional sale or other title retention agreement, in connection with the lease of real property or improvements thereon (or any personal property included as part of any such lease) which provides that the Company is contractually obligated to purchase or cause a third party to purchase the leased property or pay an agreed upon residual value of the leased property, including the Company’s obligations under such lease or related document to purchase or cause a third party to purchase such leased property or pay an agreed upon residual value of the leased property to the lessor;

5)

indebtedness, obligations and liabilities of others in respect of which the Company is liable contingently or otherwise to pay or advance money or property or as guarantor, endorser or otherwise or which it has agreed to purchase or otherwise acquire and indebtedness of partnerships and joint ventures which is included in the Company’s consolidated financial statements;

6)	reimbursement and other obligations relating to letters of credit, bankers’ acceptances and similar obligations;

7)	obligations under various hedging arrangements and agreements, including interest rate and currency hedging agreements;

8)

all of the Company’s obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business; and

9)	deferrals, renewals or extensions of any of the indebtedness or obligations described in clauses (1) through (8) above.

However, clauses (1) through (9) above exclude:

•

any indebtedness, obligation or liability referred to in clauses (1) through (9) above as to which, in the instrument creating or evidencing that indebtedness, obligation or liability, it is expressly provided that the indebtedness, obligation or liability is not senior in right of payment to the Securities or ranks equally with the Securities;

•	any indebtedness, obligation or liability which is subordinated to indebtedness of the Company to substantially the same extent as or to a greater extent than the Securities are subordinated; and

•	the Securities and, unless expressly provided in the terms thereof, any indebtedness of the Company to its Subsidiaries.

As used above, the term “purchase money obligations” means indebtedness, obligations or guarantees evidenced by a note, debenture, bond or other instrument, whether or not secured by a lien or other security interest, and any deferred obligation for the payment of the purchase price of property, but excluding indebtedness or obligations for which recourse is limited to the property purchased, issued or assumed as all or a part of the consideration for the acquisition of property or services, whether by purchase, merger, consolidation or otherwise, but does not include any trade accounts payable.

“SOFR” means the secured overnight financing rate published by the FRBNY, as the administrator of the Benchmark (or any successor administrator), on the Federal Reserve Bank of New York’s website.

“Tax Event” means the receipt by the Company of an opinion of independent tax counsel to the effect that:

1)

an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the United States or any of its political subdivisions or taxing authorities,

2)

a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation,

3)

an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the United States that differs from the previously generally accepted position or interpretation, or

4)

a threatened challenge asserted in writing in connection with an audit of our federal income tax returns or positions or a similar audit of any of our subsidiaries or a publicly known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Notes, in each case, occurring or becoming publicly known on or after June 7, 2021, resulting in more than an insubstantial risk that the interest payable on the Notes is not, or within 90 days of receipt of such opinion of tax counsel, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or any successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision, or election with respect to any technical, administrative, or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the Calculation Agent determines may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the Calculation Agent determines that adoption of any portion of such market practice is not administratively feasible or if the Calculation Agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the Calculation Agent determines is reasonably necessary).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Underwriters” means (i) Piper Sandler & Co., (ii) J.P. Morgan Securities, LLC, (iii) Wells Fargo Corporate & Investment Banking, (iv) Jefferies LLC, (v) RBC Capital Markets, and (vi) Wedbush Securities.

“Underwriting Agreement” means the Underwriting Agreement, dated June 3, 2021, entered into by the Company and the Underwriters in connection with the sale of the Notes.

ARTICLE II

GENERAL TERMS AND CONDITIONS OF THE NOTES

Section 2.1. Designation and Principal Amount.

(a)    The Notes are hereby authorized and are designated the “3.00% Fixed-to-Floating Rate Subordinated Notes due 2031.” The Notes issued on the date hereof pursuant to the terms of the Indenture shall be in an aggregate principal amount of $600,000,000, which amount shall be set forth in the written order of the Company for the authentication and delivery of the Notes pursuant to Article 2 of the Base Indenture.

(b)    The Company may, from time to time, without notice to or the consent of the Holders of the Notes, create and issue additional Securities equal in rank to and having the same terms and conditions in all respects as the Notes issued on the date hereof (except for issue date, the offering price, the interest commencement date and the first interest payment date), provided that such additional Securities either shall be fungible with the original Notes, for federal income tax purposes or shall be issued under a different CUSIP number. Any such additional Securities will be consolidated and form a single series with the Notes.

Section 2.2. Maturity. The principal amount of the Notes shall be payable on June 15, 2031 (the “Maturity Date”) unless redeemed prior to such date.

Section 2.3. Form and Payment.

(a)    The Notes shall be issued only in book-entry form, without coupons, evidenced by global notes substantially in the form set forth in Exhibit A attached hereto, which is incorporated herein and made part hereof. The terms and provisions contained in the Notes shall constitute, and expressly are made a part of this First Supplemental Indenture. The Notes shall be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(b)    Payments of principal and interest on the global notes representing the Notes shall be made to the Paying Agent (defined below) which in turn shall make payment to The Depository Trust Company as the depository with respect to the Notes (the “Depository”) or its nominee.

(c)    The global notes representing the Notes shall be delivered to the Trustee as Custodian for the Depository and shall be registered, at the request of the Depository, in the name of Cede & Co.

(d)    U.S. Bank National Association shall act as paying agent for the Notes (the “Paying Agent”). The Company may appoint and change the Paying Agent without prior notice to the Holders.

Section 2.4. Interest.

(a)    The Notes will bear interest at a fixed rate of 3.00% per annum from and including June 7, 2021 to but excluding June 15, 2026 (the “Fixed Rate Period”). Interest accrued on the Notes during the Fixed Rate Period will be payable semi-annually in arrears on June 15 and December 15 of each year, commencing on December 15, 2021 (each such date a “Fixed Rate Interest Payment Date”). The last Fixed Rate Interest Payment Date shall be June 15, 2026, unless the Notes are earlier redeemed. The interest payable during the Fixed Rate Period will be paid to each holder in whose name a Note is registered at the close of business (whether or not a Business Day) on the 15th calendar day immediately preceding the applicable Fixed Rate Interest Payment Date.

(b)    From and including June 15, 2026, to but excluding the Maturity Date or the date of earlier redemption (the “Floating Rate Period”) the Notes will bear interest at a floating rate per annum equal to the Benchmark plus a spread of 225 basis points, or such other rate as determined pursuant to this First Supplemental Indenture, provided that in no event shall the applicable floating interest rate be less than zero per annum for any Floating Rate Interest Period. A “Floating Rate Interest Period” means, the period from, and including, each Floating Rate Interest Payment Date (as defined below) to, but excluding, the next succeeding Floating Rate Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, June 15, 2026 to, but excluding, the next succeeding Floating Rate Interest Payment Date. During the Floating Rate Period, interest on the Notes will be payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year, commencing on September 15, 2026 to but excluding the Maturity Date (unless redeemed prior to the Maturity Date) (each such date, a “Floating Rate Interest Payment Date”, together with each Fixed Rate Interest Payment Date, an “Interest Payment Date”). The interest payable during the Floating Rate Period will be paid to each holder in whose name a Note is registered at the close of business (whether or not a Business Day) on the 15th calendar day immediately preceding the applicable Floating Rate Interest Payment Date, provided that interest payable on the Maturity Date shall be payable to the person to whom the principal hereof is payable.

(c)    If any Interest Payment Date, including the Maturity Date, falls on a day that is not a Business Day, the related payment will be made on the next succeeding Business Day with the same force and effect as if made on the day such payment was due (unless, with respect to a Floating Rate Interest Payment Date, such day falls in the next calendar month, in which case the Floating Rate Interest Payment Date will instead be the immediately preceding day that is a Business Day, and interest will accrue to the Floating Rate Interest Payment Date as so adjusted), and no interest will accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be. Interest will be computed on the basis of a 360 day year consisting of twelve 30-day months to, but excluding, June 15, 2031, and, thereafter, interest will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year to, but excluding, December 15, 2031. The Company or the Calculation Agent, as applicable, shall calculate the amount of interest payable on any Interest Payment Date and the Trustee shall have no duty to confirm or verify any such calculation. U.S. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one-half cent being rounded upward.

(d)    The Company shall take such actions as are necessary to ensure that from the commencement of the Floating Rate Period for so long as any of the Notes remain outstanding there will at all times be a Calculation Agent appointed to calculate Three-Month Term SOFR in respect of each Floating Rate Period. The calculation of Three-Month Term SOFR for each applicable Floating Rate Period by the Calculation Agent will (in the absence of manifest error) be final and binding. The Calculation Agent’s determination of any interest rate and its calculation of interest payments for any period will be maintained on file at the Calculation Agent’s principal offices, will be made available to any Holder of the Notes upon request and will be provided to the Trustee. The Calculation Agent shall have all the rights, protections and indemnities afforded to the Trustee under the Base Indenture and hereunder. The Calculation Agent may be removed by the Company at any time. If the Calculation Agent is unable or unwilling to act as Calculation Agent or is removed by the Company, the Company will promptly appoint a replacement Calculation Agent. The Calculation Agent may not resign its duties without a successor having been duly appointed; provided, that if a successor Calculation Agent has not been appointed by the Company and such successor accepted such position within 30 days after the giving of notice of resignation by the Calculation Agent, then the resigning Calculation Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Calculation Agent with respect to such series. The Trustee shall not be under any duty to succeed to, assume or otherwise perform, any duties of the Calculation Agent, or to appoint a successor or replacement in the event of the Calculation Agent’s resignation or removal or to replace the Calculation Agent in the event of a default, breach or failure of performance on the part of the Calculation Agent with respect to the Calculation Agent’s duties and obligations hereunder. For the avoidance of doubt, if at any time there is no Calculation Agent appointed by the Company, then the Company shall be the Calculation Agent. The Company may appoint itself or any of its affiliates to be the Calculation Agent.

Section 2.5. Effect of a Benchmark Transition Event.

(a) If the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the Calculation Agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

(b)    Notwithstanding anything set forth in Section 4.1 of Article IV hereof, if the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the provisions set forth in this Section 2.5 of Article II will thereafter apply to all determinations of the interest rate on the Notes during the Floating Rate Period. After a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 225 basis points.

(c)    The Calculation Agent is expressly authorized to make certain determinations, decisions and elections under the terms of the Notes, including with respect to the use of Three-Month Term SOFR as the Benchmark and under this Section 2.5 of Article II. Any determination, decision or election that may be made by the Calculation Agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection (1) will be conclusive and binding on the Holders of the Notes and the Trustee absent manifest error, (2) if made by the Company as Calculation Agent, will be made in the Company’s sole discretion, (3) if made by a Calculation Agent other than the Company, will be made after consultation with the Company, and the Calculation Agent will not make any such determination, decision or election to which the Company reasonably objects and (4) notwithstanding anything to the contrary herein or in the Base Indenture, shall become effective without consent from the Holders of the Notes, the Trustee or any other party. If the Calculation Agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then the Company will make such determination, decision or election on the same basis as described above.

(d)    The Company (or its Calculation Agent) shall notify the Trustee in writing (i) upon the occurrence of the Benchmark Transition Event or the Benchmark Replacement Date, and (ii) of any Benchmark Replacements, Benchmark Replacement Conforming Changes and other items affecting the interest rate on the Notes after a Benchmark Transition Event.

(e)    The Trustee (including in its capacity as Paying Agent) shall have no (1) responsibility or liability for the (A) Three-Month Term SOFR Conventions, (B) selection of an alternative reference rate to Three-Month Term SOFR (including, without limitation, whether the conditions for the designation of such rate have been satisfied or whether such rate is a Benchmark Replacement or an Unadjusted Benchmark Replacement), (C) determination or calculation of a Benchmark Replacement, or (D) determination of whether a Benchmark Transition Event or Benchmark Replacement Date has occurred, and in each such case under clauses (A) through (D) above shall be entitled to conclusively rely upon the selection, determination, and/or calculation thereof as provided by the Company or its Calculation Agent, as applicable, and (2) liability for any failure or delay in performing its duties hereunder as a result of the unavailability of a Benchmark rate as described in the definition thereof, including, without limitation, as a result of the Company’s or Calculation Agent’s failure to select a Benchmark Replacement or the Calculation Agent’s failure to calculate a Benchmark. The Trustee shall be entitled to rely conclusively on all notices from the Company or its Calculation Agent regarding any Benchmark or Benchmark Replacement, including, without limitation, in regards to Three-Month Term SOFR Conventions, a Benchmark Transition Event, Benchmark Replacement Date, and Benchmark Replacement Conforming Changes. The Trustee shall not be responsible or liable for the actions or omissions of the Calculation Agent, or any failure or delay in the performance of the Calculation Agent’s duties or obligations, nor shall it be under any obligation to monitor or oversee the performance of the Calculation Agent. The Trustee shall be entitled to conclusively rely on any determination made, and any instruction, notice, Officers’ Certificate or other instruction or information provided by the Calculation Agent without independent verification, investigation or inquiry of any kind. The Trustee shall not be obligated to enter into any amendment or supplement hereto that adversely impacts its rights, duties, obligations, immunities or liabilities (including, without limitation, in connection with the adoption of any Benchmark Replacement Conforming Changes).

(f)    If the then-current Benchmark is Three-Month Term SOFR, the Calculation Agent will have the right to establish the Three-Month Term SOFR Conventions, and if any of the foregoing provisions concerning the calculation of the interest rate and the payment of interest during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply.

Section 2.6. Notes Not Convertible or Exchangeable. The Notes shall not be convertible into, or exchangeable for, any other securities of the Company, except that the Notes shall be exchangeable for other Notes to the extent provided for in the Base Indenture.

Section 2.7. No Sinking Fund. No sinking fund shall be provided with respect to the Notes.

ARTICLE III

EVENTS OF DEFAULT

Section 3.1. Events of Default. Article 5 of the Base Indenture as it relates to Securities shall apply to the Notes.

ARTICLE IV

REDEMPTION

Section 4.1. Optional Redemption.

(a)    The Notes shall not be redeemable prior to June 15, 2026, except as provided below in Section 4.1(b) of Article IV. The Notes shall be redeemable, in whole or in part, at the option of the Company beginning with the Interest Payment Date on June 15, 2026 and on any Interest Payment Date thereafter, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, and any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption.

(b)    The Company may also, at its option, redeem the Notes at any time before the Maturity Date in whole, but not in part, upon the occurrence of a Tax Event, a Capital Event or an Investment Company Event. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the Redemption Date, and any such redemption may be subject to the satisfaction of one or more conditions precedent set forth in the applicable notice of redemption.

(c)    If the Company elects to redeem the Notes pursuant to the optional redemption provisions above of Section 4.1(a) or 4.1(b) of Article IV, at least 45 days prior to the Redemption Date (unless a shorter notice shall be agreed to in writing by the Trustee) but not more than 90 days before the Redemption Date, the Company shall furnish to the Trustee a Company Officers’ Certificate setting forth (1) the applicable section of the Indenture pursuant to which the redemption shall occur, (2) the Redemption Date, (3) the principal amount of Notes to be redeemed, (4) the redemption price and (5) a Company board resolution.

(d)    In the case of a redemption pursuant to Section 4.1(a) of Article IV, if less than all of the Notes are to be redeemed and the Notes are global securities, the Notes to be redeemed shall be selected on a lottery basis or by such other method of selection, if any, in accordance with the procedures of the Depositary. The Trustee shall promptly notify in writing the Company of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in minimum amounts of $1,000 or integral multiples of $1,000 in excess thereof; no Notes of a principal amount of $1,000 or less shall be redeemed in part, except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not equal to $1,000 or an integral multiple of $1,000 in excess thereof, shall be redeemed. Except as provided in the preceding sentence, provisions of the Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

(e)    Any optional redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.

(f)    In the case of any redemption, at least 10 days but no more than 60 days before the Redemption Date, the Company shall send in accordance with the applicable procedures of the Depository, or if the Notes are not then global securities the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Notes to be redeemed at such Holder’s registered address appearing on the register; provided that the notice of redemption will be given within 90 days of the effective date of a Tax Event, Capital Event or Investment Company Event. The notice shall identify the Notes to be redeemed (including the CUSIP and/or ISIN numbers thereof, if any) and shall state:

(1)    the Redemption Date;

(2)    the principal amount of the Notes that are being redeemed;

(3)    each Place of Payment;

(4)    the redemption price and accrued interest to the Redemption Date that is payable pursuant to Section 1102 of the Base Indenture;

(5)    if fewer than all outstanding Notes are to be redeemed, the portion of the principal amount of such Notes to be redeemed and that, after the Redemption Date and upon surrender of such Notes, if applicable, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(6)    the name and address of the Paying Agent;

(7)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(8)    that unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;

(9)    if such notice is conditioned upon the satisfaction of one or more conditions precedent, the nature of such conditions precedent;

(10)    the applicable section of the Indenture pursuant to which the Notes called for redemption are being redeemed; and

(11)    that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN numbers, if any, listed in such notice or printed on the Notes.

The Company may state in the notice of redemption that payment of the redemption price and performance of its obligations with respect to redemption or purchase may be performed by another Person.

At the Company’s request, the Trustee shall give the notice of redemption in the Company’s name and at its expense; provided, that the Company shall have delivered to the Trustee, at least 45 days prior to the Redemption Date, a Company Officers’ Certificate requesting that the Trustee give such notice and attaching a copy of such notice, which shall set forth the information to be stated in such notice as provided in this Section 4.1 of Article IV. If any condition precedent to a redemption has not been satisfied, the Company will provide written notice to the Trustee not less than two Business Days prior to the Redemption Date that such condition precedent has not been satisfied, the notice of redemption is rescinded or delayed and the redemption subject to the satisfaction of such condition precedent shall not occur or shall be delayed. The Trustee shall promptly send a copy of such notice to the Holders of the Notes.

ARTICLE V

SUBORDINATION

Section 5.1. Securities Subordinated to Senior Indebtedness. The Company covenants and agrees, and each Holder of Securities, by its acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Securities and the payment of the principal of (and premium, if any) and interest on each of the Securities is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Senior Indebtedness.

Anything in the Indenture or in the Securities of any series to the contrary notwithstanding, the indebtedness evidenced by the Securities shall be subordinate and junior in right of payment, to the extent and in the manner hereinafter set forth, to all Senior Indebtedness:

(a)    In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization, arrangement or other similar proceedings in connection therewith, relative to the Company or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company, whether or not involving insolvency or bankruptcy, then the holders of Senior Indebtedness shall be entitled to receive payment in full of all principal, premium and interest on, or other amounts in respect of, all Senior Indebtedness before the Holders of the Securities are entitled to receive any payment on account of principal, premium, if any, or interest upon the Securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provisions reflecting the rights conferred in the Securities upon Senior Indebtedness and the Holders thereof with respect to the subordinated indebtedness represented by the Securities and the Holders hereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of Senior Indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Securities after giving effect to any concurrent payment or distribution in respect of such Senior Indebtedness;

(b)    In the event that the Securities of any series are declared or otherwise become due and payable before their expressed maturity because of the occurrence of certain Events of Default hereunder (under circumstances when the provisions of the foregoing clause (a) or the following clause (c) shall not be applicable), then the holders of Senior Indebtedness outstanding at the time such Securities so become due and payable because of such occurrence of an Event of Default hereunder shall, so long as such declaration has not been rescinded and annulled pursuant to this Section 5.1 of Article V, be entitled to receive payment in full of all principal of, and premium and interest on or other amounts in respect of, all such Senior Indebtedness before the Holders of such Securities are entitled to receive any payment on account of principal of, premium, if any, or interest on, such Securities; provided, however, nothing herein shall prevent the Holders of Securities from seeking any remedy allowed at law or at equity so long as any judgment or decree obtained thereby makes provision for enforcing this clause; and

(c)    In the event that any default shall occur and be continuing, in each case, with respect to any Senior Indebtedness permitting the holders of such Senior Indebtedness to accelerate the maturity thereof, if either

(1)    written notice of such default shall have been received by the Company and the Trustee, provided that judicial proceedings shall be commenced in respect of such default within 180 days in the case of a default in payment of principal, premium, if any, or interest and within 90 days in the case of any other default after the giving of such notice, and provided further that only one such notice shall be given pursuant to this Section 5.1(c) of Article V in any twelve month period, or

(2)    judicial proceedings shall be pending in respect of such default, then the Holders of the Securities and the Trustee for the benefit of the Holders shall not be entitled to receive any payment on account of principal thereof, or premium, if any, or interest thereon (including any such payment which would cause such default) unless payment in full of all principal of, and premium and interest on, or other amounts in respect of, such Senior Indebtedness shall have been made or provided for unless and until such default shall have been cured or waived or shall have ceased to exist. The Trustee, forthwith upon receipt of any notice received by it pursuant to this Section 5.1(c) of

Article V, shall, as soon as practicable, send a notice thereof to each Holder of Securities at the time outstanding as the names and addresses of such Holders appear on the Security register. In case despite the foregoing provisions, any payment or distribution other than Exempted Distributions shall, in any such event, be paid or delivered to any Holder of the Securities or to the Trustee for the benefit of the Holders before all Senior Indebtedness shall have been paid in full, such payment or distribution shall be held in trust for and so paid and delivered to the holders of Senior Indebtedness (or their duly authorized representatives) until all Senior Indebtedness shall have been paid in full.

The Company shall give written notice to the Trustee within five days after the occurrence of any insolvency, bankruptcy, receivership, liquidation, reorganization, arrangement or similar proceeding of the Company or any voluntary liquidation, dissolution or winding up proceeding within the meaning of this Section 5.1 of Article V. Upon any payment or distribution of assets of the Company referred to in this Article V, the Trustee, subject to the provisions of Section 315(a) through 315(b) of the Trust Indenture Act, and the Holders of the Securities shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article V.

The Trustee shall be entitled to conclusively rely on the delivery to it of a written notice by a person representing (as evidenced by such holder to the satisfaction of the Trustee) itself to be a holder of Senior Indebtedness or Other Company Obligations (or a trustee or agent on behalf of such holder similarly as evidenced to the satisfaction of the Trustee) to establish that such notice has been given by a holder of Senior Indebtedness or Other Company Obligations (or a trustee or agent on behalf of any such holder). In the event that the Trustee determines, in good faith, that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness or Other Company Obligations to participate in any payment or distribution pursuant to this Section 5.1 of Article V, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness or Other Company Obligations held by such person, as to the extent to which such person is entitled to participate in such payment or distribution, and as to other facts pertinent to the rights of such person under this Section 5.1 of Article V, and if such evidence is not furnished, the Trustee may defer any payment or distribution to such person pending judicial determination as to the right of such person to receive such payment or distribution.

In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinate to the payment of the Securities, shall be received by the Trustee or Holders of the Securities which, in accordance with the terms of this Article V should be payable to the holders of Senior Indebtedness or Other Company Obligations and if such fact shall, at or prior to the time of such payment or distribution, have been actually known by the Trustee or, as the case may be such Holder, then upon such actual knowledge, such payment or distribution shall be paid over by the Trustee or such Holders, as the case may be, to the holders of such Senior Indebtedness or Other Company Obligations (or the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment of assets of the Company).

Section 5.2. Subrogation. Subject to the payment in full of all Senior Indebtedness or Other Company Obligations to which the indebtedness evidenced by the Securities is in the circumstances subordinated as provided above in Section 5.1 of Article V, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness or Other Company Obligations to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness or Other Company Obligations until all amounts owing on the Securities shall be paid in full. As between the Company, its creditors other than holders of such Senior Indebtedness or Other Company Obligations, and the Holders of the Securities, no such payment or distribution made to the holders of such Senior Indebtedness or Other Company Obligations by virtue of this Article V which otherwise would have been made to the Holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Indebtedness or Other Company Obligations, it being understood that the provisions of this Article V are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand, and the holders of the Senior Indebtedness, and Other Company Obligations on the other hand and, in the case of Section 5.10 of Article V below, the holders of other unsecured subordinated indebtedness.

Section 5.3. Obligations of the Company Unconditional. Nothing contained in this Article V or elsewhere in the Indenture or in the Securities:

(a)    is intended to or shall impair as between its creditors other than the holders of Senior Indebtedness or Other Company Obligations and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms,

(b)    is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness or Other Company Obligations, or

(c)    prevents the Trustee or the Holder of any Subordinated Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article V of the holders of Senior Indebtedness or Other Company Obligations in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Upon any payment or distribution of assets of the Company referred to in this Article V, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation, bankruptcy, insolvency or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness, and other indebtedness of the Company the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article V.

Section 5.4. Rights of Holders Not Impaired. Nothing contained in this Article V or elsewhere in the Indenture, or in any of the Securities, shall (a) affect the obligation of the Company to make, or prevent the Company from making, payment of the principal of (or premium, if any), or interest on, the Securities in accordance with the provisions hereof and thereof, except as otherwise provided in this Article V; (b) affect the relative rights of Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; (c) prevent the Holder of any Subordinated Security or the Trustee from exercising all remedies otherwise permitted by applicable law upon default thereunder, subject to the rights, if any, under this Article V of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of such remedy; or (d) prevent the application by the Trustee or any Paying Agent of any moneys deposited with it hereunder to the payment of or on account of the principal of, or premium, if any, or interest on the Securities or prevent the receipt by the Trustee or any Paying Agent of such moneys, if, prior to the third Business Day of such deposit, the Trustee or such Paying Agent did not have written notice of any event prohibition the making of such deposit by the Company.

Section 5.5. Effectuation of Subordination by Trustee. Each Holder of Securities, by its acceptance thereof, authorizes and directs the Trustee on its behalf, subject to the terms hereof, to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article V and appoints the Trustee as its attorney-in-fact for any and all such purposes.

Section 5.6. Knowledge of Trustee. Notwithstanding the provisions of this Article V or any other provisions of the Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee, or the taking of any other action by the Trustee, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company, any Holder of the Securities, any paying agent of the Company or the holder or representative of any class of Senior Indebtedness.

Section 5.7. Trustee’s Relation to Senior Indebtedness. Except as otherwise provided in the Trust Indenture Act, the Trustee shall be entitled to all the rights set forth in this Article V with respect to any Senior Indebtedness or Other Company Obligations at the time held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Notwithstanding anything in the Indenture or in the Securities, nothing in this Article V shall apply to or limit claims of or payment to the Trustee under the Indenture.

With respect to holders of Senior Indebtedness and Other Company Obligations, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article V, and no implied covenants or obligations with respect to the holders of Senior Indebtedness and Other Company Obligations shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and Other Company Obligations and the Trustee shall not be liable to any holder of Senior Indebtedness or Other Company Obligations if it shall pay over or deliver to Holders, the Company or any other Person monies or assets to which any holder of Senior Indebtedness or Other Company Obligations shall be entitled by virtue of this Article V or otherwise.

No recourse may be taken with respect to the obligations of the Company or the Trustee against the Trustee in its individual capacity and the Trustee shall have no liability or responsibility for the action or inaction of any trustee in connection with the Senior Indebtedness or otherwise any liability or responsibility for the Senior Indebtedness or Other Company Obligations.

Section 5.8. Rights of Holders of Senior Indebtedness Not Impaired. No right of any present or future holder of any Senior Indebtedness or Other Company Obligations to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any non-compliance by the Company with the terms, provisions or covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 5.9. No Waiver of Default or Event of Default. The failure to make a payment pursuant to the Securities by reason of any provision in this Article V shall not be construed as preventing the occurrence of a Default or any Event of Default.

Section 5.10. Securities to Rank At Least Pari Passu with All Other Unsecured Subordinated Indebtedness. Subject to the provisions of this Section and to any provisions established or determined with respect to Securities of any series pursuant to Section 2.3 of Article II hereof, the Securities shall rank at least pari passu in right of payment with all other unsecured subordinated indebtedness of the Company.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Ratification of Base Indenture. The Base Indenture, as supplemented and amended by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 6.2. Trust Indenture Act Controls. If any provision hereof limits, qualifies or conflicts with the duties imposed by Section 310 through 317 of the Trust Indenture Act of 1939, the imposed duties shall control.

Section 6.3. Conflict with Base Indenture. To the extent not expressly amended or modified by this First Supplemental Indenture, the Base Indenture shall remain in full force and effect. If any provision of this First Supplemental Indenture relating to the Notes is inconsistent with any provision of the Base Indenture, the provision of this First Supplemental Indenture shall control.

Section 6.4. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF. EACH OF THE COMPANY AND THE TRUSTEE AND EACH HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SECURITY, THE INDENTURE, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 6.5. Successors. All agreements of the Company in the Base Indenture, this First Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in the Base Indenture and this First Supplemental Indenture shall bind its successors.

Section 6.6. Counterparts. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this First Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this First Supplemental Indenture as to the parties hereto and may be used in lieu of the original First Supplemental Indenture and signature pages for all purposes.

Section 6.7. Trustee Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this First Supplemental Indenture or the Notes, shall not be accountable for the Company’s use of the proceeds from the sale of the Notes, shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee or any money paid to the Company pursuant to the terms of the Indenture, and shall not be responsible for any statement of the Company in this First Supplemental Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.

[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed on the day and year first above written.

WESTERN ALLIANCE BANCORPORATION

By:	/s/ Dale M. Gibbons
Name:	Dale M. Gibbons
Title:	Vice Chairman and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Mary Ambriz-Reyes
Name:	Mary Ambriz-Reyes
Title:	Vice President

[Signature page to First Supplemental Indenture]

EXHIBIT A

WESTERN ALLIANCE BANCORPORATION

3.00 % FIXED-TO-FLOATING RATE SUBORDINATED NOTES DUE JUNE 15, 2031

CUSIP No.	957638 AD1
ISIN No.	US957638AD14

THIS SECURITY IS A GLOBAL SECURITY AND IS REGISTERED IN THE NAME OF CEDE & CO., THE NOMINEE OF THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”). UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO WESTERN ALLIANCE BANCORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY IS NOT A SAVINGS ACCOUNT OR DEPOSIT AND IT IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES.

THIS SECURITY IS SUBORDINATED ON LIQUIDATION, AS TO PRINCIPAL, INTEREST AND PREMIUM, TO ALL CLAIMS AGAINST WESTERN ALLIANCE BANCORPORATION THAT HAVE THE SAME PRIORITY AS SAVINGS ACCOUNTS, DEPOSIT OR A HIGHER PRIORITY, IS NOT SECURED BY THE ASSETS OF WESTERN ALLIANCE BANK OR BY THE ASSETS OF ANY OF ITS AFFILIATES, AND IS INELIGIBLE AS COLLATERAL TO SECURE A LOAN BY WESTERN ALLIANCE BANCORPORATION.

THIS SECURITY IS ISSUABLE IN A MINIMUM DENOMINATION OF $1,000 AND INTEGRAL MULTIPLES OF $1,000 IN EXCESS OF $1,000 AND MAY NOT BE EXCHANGED FOR SECURITIES OF WESTERN ALLIANCE BANCORPORATION WITH A SMALLER DENOMINATION. EACH OWNER OF A BENEFICIAL INTEREST IN THE SECURITIES IS REQUIRED TO HOLD SUCH BENEFICIAL INTEREST IN A PRINCIPAL AMOUNT OF $1,000 OR AN INTEGRAL MULTIPLE OF $1,000 IN EXCESS THEREOF AT ALL TIMES.

THIS SECURITY HAS NOT BEEN APPROVED OR DISAPPROVED BY THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION.

No. A-1
INITIAL PRINCIPAL AMOUNT:	$
ISSUE DATE:	June 7, 2021
MATURITY DATE:	June 15, 2031
INTEREST PAYMENT DATE(S):	June 15 and December 15, of each year, beginning on December 15, 2021 and ending on June 15, 2026; March 15, June 15, September 15, and December 15, of each year, beginning on September 15, 2026

1

Western Alliance Bancorporation, a Delaware corporation, and any successor thereto (herein called the “Company”), for value received, hereby promises to pay or deliver, as the case may be, to CEDE & CO., or registered assigns, the principal sum of             ($         ) United States dollars on the maturity date shown above (the “Maturity Date”) unless redeemed prior to such date.

From and including the date of original issuance to, but excluding June 15, 2026, or the date of earlier redemption (the “Fixed Rate Period”), this Security will bear interest at a fixed rate per annum of 3.00%, payable semi-annually in arrears on June 15 and December 15 of each year (each, a “Fixed Rate Interest Payment Date”), commencing on December 15, 2021. The last Fixed Rate Interest Payment Date for the Fixed Rate Period will be June 15, 2026.

From and including June 15, 2026, to but excluding the Maturity Date or the date of earlier redemption (the “Floating Rate Period”) this Security will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus 225 basis points for each quarterly interest period during the Floating Rate Period, payable quarterly in arrears on March 15, June 15, September 15, and December 15 of each year (each, a “Floating Rate Interest Payment Date,” and, together with the Fixed Rate Interest Payment Dates, the “Interest Payment Dates”), commencing on September 15, 2026. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For the purpose of calculating the interest on this Security for each interest period during the Floating Rate Period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any floating rate interest period, as determined by the Calculation Agent after giving effect to the Three-Month Term SOFR Conventions.

If the Calculation Agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the Benchmark Transition Provisions will thereafter apply to all determinations of the interest rate on this Security for each interest period during the Floating Rate Period. In accordance with the Benchmark Transition Provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on this Security for each interest period during the Floating Rate Period will be an annual rate equal to the Benchmark Replacement plus 225 basis points.

Absent manifest error, the Calculation Agent’s determination of the interest rate for an interest period for this Security will be binding and conclusive. The Calculation Agent will promptly provide its determination of any interest rate during the Floating Rate Period to the Paying Agent and the Company.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the Fixed Rate Period and, during the Floating Rate Period, on the basis of a 360-day year and the actual number of days elapsed. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on this Security, subject to certain exceptions, will accrue during the applicable interest period. The term “interest period” means the period from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of this Security to, but excluding, the applicable Interest Payment Date or the Maturity Date or date of earlier redemption, if applicable. If a Fixed Rate Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, then the interest payment or the payment of principal and interest at maturity will be postponed to the next succeeding Business Day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments in respect thereof. However, if a Floating Rate Interest Payment Date falls on a day that is not a Business Day, then such Floating Rate Interest Payment Date will be postponed to the next succeeding Business Day unless such day falls in the next succeeding calendar month, in which case such Floating Rate Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day.

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Interest on this Security will be payable to the person in whose name this Security is registered on the fifteenth day immediately preceding the applicable Interest Payment Date, whether or not such day is a Business Day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been such holder, and such defaulted interest may be paid by us to the person in whose name this Security is registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal is payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars to DTC or its nominee.

If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the Calculation Agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the Calculation Agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when this Security is outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the Floating Rate Period will be modified in accordance with the Benchmark Transition Provisions.

Payment of interest on this Security may be subject to prior approval by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) or other applicable regulator of the Company if the Company is undercapitalized or has been so required by the Federal Reserve or other applicable regulatory authority.

THE SECURITY MAY NOT BE REPAID PRIOR TO MATURITY, EITHER PURSUANT TO ACCELERATION IN AN EVENT OF DEFAULT, REPURCHASE BY THE COMPANY OR OTHERWISE, WITHOUT PRIOR APPROVAL OF THE FEDERAL RESERVE.

Payment of principal of and premium, if any, and interest on, this Security will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company will at all times appoint and maintain a Paying Agent authorized by the Company to pay the principal of, and interest on, this Security on behalf of the Company and having an office or agency (the “Paying Agent Office”) in the United States of America (the “Place of Payment”), where this Security may be presented or surrendered for payment and where notices, designations or requests in respect of payments with respect to this Security may be served. The Company has initially appointed U.S. Bank National Association as such Paying Agent, with the Paying Agent Office currently located at 101 N. First Avenue, Suite 1600, Phoenix, Arizona 85003, Attention: Global Corporate Trust.

The Company will appoint a Calculation Agent for this Security prior to the commencement of the Floating Rate Period. The Company will act as the initial Calculation Agent. If the Company is not the Calculation Agent, the Company shall notify the Paying Agent of the party that has been appointed as Calculation Agent.

Payment of the principal of, and premium, if any, and interest on, this Security due at maturity will be made in immediately available funds upon presentation and surrender of this Security to the Paying Agent at the Paying Agent Office in the Place of Payment; provided that this Security is presented to the Paying Agent in time for the Paying Agent to make such payment in accordance with its normal procedures. Payments of interest on this Security (other than at maturity) will be made by wire transfer to such account as has been appropriately designated to the Paying Agent by the person entitled to such payments.

The Company may, without the consent of the Holder of this Security, create and issue additional notes ranking equally with this Security and otherwise same in all respects (except for the issue date, issue price and first Interest Payment Date), provided that any such additional notes are fungible with the Securities for U.S. Federal income tax purposes. Such further notes shall be consolidated and form a single series with this Security.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by manual or facsimile signature.

WESTERN ALLIANCE BANCORPORATION

By:
Name:	Dale M. Gibbons
Title:	Vice Chairman and Chief Financial Officer

Dated: June 7, 2021

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:	Mary Ambriz-Reyes
Title:	Vice President

Dated: June 7, 2021

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REVERSE OF SECURITY

This Security is one of a duly authorized issue of 3.00% Fixed-to-Floating Rate Subordinated Notes due 2031 of the Company (the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of June 7, 2021 (the “Base Indenture”), as supplemented by that Supplemental Indenture, dated June 7, 2021 (the “Supplemental Indenture,” and together with the Base Indenture, the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and to which Indenture reference is hereby made for a statement of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. By the terms of the Indenture, the Securities are issuable in series that may vary as to amount, date of maturity, rate of interest, rank and in any other respect provided in the Indenture.

The Company’s indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his, her or its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his, her or its attorney-in-fact for any and all such purposes. Each Holder hereof, by his, her or its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and waives reliance by each such holder upon said provisions.

The Indenture contains provisions for defeasance of this Security upon compliance with certain conditions set forth in the Indenture.

If certain Events of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Any Event of Default with respect to this Security may be waived by the Holder hereof, as and if provided in the Indenture. The Company waives demand, presentment for prepayment, notice of nonpayment, notice of protest and all other notices to the extent it may lawfully do so.

The Company may, at its option, redeem the Securities, in whole or in part, at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date, on June 15, 2026 and on any Interest Payment Date thereafter. The Company may also, at its option, redeem the Securities before the Maturity Date, in whole, but not in part, upon the occurrence of a Capital Event, a Tax Event or an Investment Company Event. Any such redemption will be at a redemption price equal to 100% of the principal amount of the Securities to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date fixed by the Company.

Notwithstanding any of the foregoing, to the extent then required under or pursuant to applicable regulations of the Federal Reserve, this Security may not be repaid prior to the Maturity Date without the prior written consent of the Federal Reserve (or, as and if applicable, the rules of any successor appropriate bank regulatory agency). In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof. The provisions of Article Eleven of the Base Indenture and Article IV of the Supplemental Indenture shall apply to the redemption of any Securities by the Company.

In the event that any payment on the Securities is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), the Company will not pay additional amounts with respect to such tax or assessment.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal, premium (if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

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As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 1002 of the Base Indenture for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Nothing in this Security, express or implied, shall give to any person, other than the Holders of the Securities, the parties hereto and their permitted successors hereunder, any benefit of any legal or equitable right, remedy or claim hereunder.

The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples of $1,000 in excess thereof.

All notices under this Security shall be in writing and in the case of the Company, addressed to the Company at One E. Washington Street, Suite 1400, Phoenix, Arizona 85004, Attention: Dale Gibbons, or, in the case of the Trustee at 101 N. First Avenue, Suite 1600, Phoenix, Arizona 85003, Attention: Global Corporate Trust, or to such other address of the Trustee as the Trustee may notify the holders of the Securities. All notices to the Holder of this Security will be given to the address of the Holder as it appears in the Security Register.

All covenants and agreements by the Company in this Security and the Indenture shall bind the Company’s successors and assigns, including successors by operation of law resulting from a merger or consolidation of the Company, or successors resulting from the transfer of the Company’s assets and liabilities substantially or entirely, to another entity (“Successors”). Any Successor shall expressly assume in writing all the Company’s obligations hereunder prior to becoming a Successor, and upon becoming a Successor, shall perform all the Company’s obligations hereunder and make all payments due hereunder.

In case any provision in this Security shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

This Security shall be governed by and construed in accordance with the laws of the State of New York and, where applicable, the federal laws of the United States of America.

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[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of Assignee)

Legal Name:
Address and Zip Code:
Tax I.D. No. (or SSN):

the Notes of WESTERN ALLIANCE BANCORPORATION referenced in this certificate and does hereby irrevocably constitute and appoint attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:
(Signature)

*Signature Guarantee:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

WESTERN ALLIANCE BANCORPORATION

3.00% Fixed to Floating Rate Subordinated Notes due 2031

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Date	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian